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                                                                       Exhibit 5

                                  LAW OFFICES
                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

                         1650 ARCH STREET, 22ND FLOOR
                          PHILADELPHIA, PA 19103-2097

                                (215) 977-2000
                           FACSIMILE: (215) 977-2334


                                  May 2, 2001
Berger Holdings, Ltd.
805 Pennsylvania Boulevard
Feasterville, PA 19053

    RE: Registration Statement on Form S-8 Relating to the Berger Holdings, Ltd. 1996 Stock Incentive Plan

Gentlemen:

   As counsel to Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,239,250 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under the Company's 1996 Stock Incentive Plan (as amended and restated, the "Plan").

   In this connection, we have examined the Company's Articles of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

   Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

   We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,

                                     /s/ WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP